UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

IMMUNE PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9310

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)

Following the resignation of Mr. Rene-Pierre Azria from the board of directors (the ”Board”) of Immune Pharmaceuticals Inc. (the “Company”) on December 3, 2015, the Company’s Board no longer has a majority of independent directors as required by NASDAQ Marketplace Rule 5605(b)(1), the Audit Committee of the Board no longer has three members as required by NASDAQ Marketplace Rule 5605(c)(2)(A) and the Compensation Committee of the Board no longer has two members as required by NASDAQ Marketplace Rule 5605(d)(5). The Company informed NASDAQ of the foregoing on December 8, 2015. Under NASDAQ Marketplace Rules, the Company shall have a cure period for the majority independent board requirement, the audit committee membership requirement and the compensation committee membership requirement, which gives the Company until the earlier of its next annual stockholders meeting or December 3, 2016, one year from the occurrence of the event that caused the failure to comply with this requirement; provided, however, that with respect to the compensation committee composition, if the annual stockholders meeting occurs no later than 180 days following the event that caused the failure to comply with this requirement, the Company shall instead have 180 days from the event to regain compliance. The Company intends to regain compliance with these rules in the near term and it has recently retained a search firm to identify a replacement for Mr. Azria and to hire additional independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Dated: December 14, 2015	By:	/s/ Daniel G. Teper
		Name:	Daniel G. Teper
		Title:	Chief Executive Officer